Issued by ING USA Annuity and Life Insurance Company.
A member of the ING family of companies
Distributed by Directed Services LLC.

ING Architect

Deferred Variable Annuity Application

All states except Florida, Nevada, North Carolina, and Texas

IMPORTANT INFORMATION AND REMINDERS:

- If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. Refer to the Nexus/Out-of-State Verification form for an acceptable purpose.
- Check that the initial investment listed in Section 5 meets the selected product's minimum requirements.
- Check that the initial investment allocations in Section 11 total 100% of the initial investment amount.
- After contract issue, ING USA Annuity and Life Insurance Company may periodically rebalance the contract value to remain in compliance with the ING LifePay Plus and ING Joint LifePay Plus allocation requirements. Please see the prospectus for additional information.
- If a replacement is involved, complete applicable transfer and state replacement forms, and submit them with this application.
- If a power of attorney or legal guardian signs this application, please provide a copy of the appropriate supporting documentation confirming the signer's ability to act on behalf of the owner.

Send completed and signed documents to:

Regular Mail: ING ANNUITIES
Attn: New Business
PO Box 9271
Des Moines, IA 50306-9271

Overnight Delivery: ING ANNUITIES
Attn: New Business
909 Locust Street
Des Moines, IA 50309-2899

To contact the Licensing Department, call 800-235-5965.
To contact the Customer Service Center, call 800-366-0066.
To contact the Sales Desk, call: 800-555-1885 (Bank Division)

DEFERRED VARIABLE ANNUITY APPLICATION

ING USA Annuity and Life Insurance Company
(the "Company")
A member of the ING family of companies
PO Box 9271, Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899
Phone: 800-366-0066 Fax: 515-698-2035
www.ingannuities.com

ING
Your future. Made easier.℠

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

1. PRODUCT/CONTRACT INFORMATION

Product Applied For: ING Architect

If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. ____________________

Client Account Number *(Broker-dealer use only.)* ____________________

2. OWNER *(Non-natural owners: please provide supporting documentation.)*

Name ____________________

SSN/TIN ____________ Birth Date/Trust Date ____________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ____________________

City ____________ State ______ ZIP ______

Mailing Address *(If different than above.)* ____________________

City ____________ State ______ ZIP ______

Country of Citizenship ____________ Country of Incorporation ____________

Phone ____________ E-mail Address ____________

JOINT OWNER *(Not available with qualified plans.)*

Name ____________________

SSN ____________ Birth Date ____________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ____________________

City ____________ State ______ ZIP ______

Mailing Address *(If different than above.)* ____________________

City ____________ State ______ ZIP ______

Country of Citizenship ____________ Phone ____________

Relationship to Owner ____________ E-mail Address ____________

3. ANNUITANT(S) *(Complete if the annuitant is not the owner. Oldest annuitant listed below will be the first annuitant on the contract.)*

Name ____________________

SSN ____________ Birth Date ____________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ____________________

City ____________ State ______ ZIP ______

Country of Citizenship ____________ Relationship to Owner ____________

JOINT ANNUITANT *(Not available for contracts with ING LifePay Plus.)*

Name ______________________________

SSN ______________ Birth Date ______________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______________________________

City ______________ State ________ ZIP ________

Country of Citizenship ______________ Relationship to Owner ______________

☐ Contingent annuitant (*Provide the contingent annuitant's name, SSN, birth date, gender, and street address in the Special Remarks area of Section 9.)*

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries' shares will be distributed equally. **Additional beneficiaries should be listed on a separate piece of paper that includes the owner's signature and the date.**

Name	Birth Date/Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
					Primary
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent

Custodial Beneficiary: Required if you elect ING Joint LifePay Plus on a custodially owned contract — custodial beneficiary must be sole beneficiary on the custodial account and the spouse of the annuitant, and the custodian must be elected primary beneficiary above.

Name	Birth Date	SS	Relationship to Owner	%	Beneficiary Type
					Custodial

5. INITIAL INVESTMENT AND PLAN TYPE

(Make all checks payable to ING USA Annuity and Life Insurance Company. Complete either the nonqualified or the qualified section, not both.)

Initial Investment: $ ______________

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase *(money with application)*
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund

QUALIFIED - SOURCE OF FUNDS: ☐ Transfer ☐ Rollover ☐ New contribution for tax year ______

Type of Qualified Plan Applied For:

Individually Owned
☐ Traditional IRA
☐ Roth IRA
☐ SEP-IRA

Employer Plan[1]
☐ 401(k)
☐ 401(a)
☐ Keogh/HR-10
☐ Other ______________

[1]*If you select an employer plan, you must submit the Employer Sponsored Qualified Retirement Plan Disclosure with this application.*

6. OPTIONAL BENEFITS

Surrender Charge Option ***(Standard surrender charge is 7 years.)***

☐ 4-Year Surrender Charge Period

Optional Premium Bonus ***(Not available in MN and OR. 4% bonus on the standard 7-year surrender charge period and 2% bonus on the optional 4-year surrender charge period.)***

☐ ING Premium Credit Rider

Enhanced Death Benefit ***(Select only one option.)***
If you do not select one, the option will default to Standard. Standard is the only death benefit option available to joint owners.

☐ Standard
☐ Annual Ratchet[1]
☐ Max 7% Solution[2]

Living Benefit ***(Select only one option. ING LifePay Plus is not available to contracts with joint annuitants.)***

☐ ING LifePay Plus Minimum Guaranteed Withdrawal Benefit (2009.v1)[3,4,5]
☐ ING Joint LifePay Plus Minimum Guaranteed Withdrawal Benefit (2009.v1)[3,4,5]
☐ Minimum Guaranteed Income Benefit (MGIB) *(Only available for owners and annuitants ages 0-75.)*

Please see your prospectus for specific ownership and beneficiary requirements for election of ING Joint LifePay Plus.

[1]If ING LifePay Plus or ING Joint LifePay Plus is elected, owners ages 0-79 are available as permitted by product. Please consider the additional cost of these options as well as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.
[2]Not available if a living benefit is elected.
[3]Funds must be allocated per the living benefit requirements detailed in Section 11. Read your prospectus carefully regarding details about living benefit options. Applications that do not comply with these requirements will not be accepted, and the contract will not be issued until correct investment instructions are received.
[4]In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds, even if you have not previously been invested in them. You are providing us with direction and authorization to process these transactions, including reallocations into ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds.
*[5]**NJ & OR contracts only:** Election of ING LifePay Plus is not recommended for contracts with joint owners. ING Joint LifePay Plus is not available with nonqualified plans.*

7. OPTIONAL PROGRAMS

Please see Section 11 for Allocation Selection.

AUTOMATIC REBALANCING *(To enroll in this program, select the box below with the appropriate frequency.)*

I authorize automatic rebalancing of my portfolio: ☐ Quarterly ☐ Semi-Annually ☐ Annually

Automatic rebalancing does not apply to the fixed investments and cannot be elected if you participate in dollar cost averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a fixed allocation election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

REALLOCATION AUTHORIZATION

By checking the box below and signing this form, you authorize the Company to act upon reallocation instructions, given by electronic means, voice command, or otherwise from the producer(s) named in Section 10 or a nonregistered individual named below upon furnishing their Social Security number or alternative identification number.

Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means or voice command from such person if the Company acts in good faith in reliance upon this authorization in connection with instructions received. The Company will continue to act upon this authorization until 1) the producer(s) named in Section 10 or the individual(s) indicated below are no longer affiliated with the broker-dealer under which your contract was purchased; or 2) you notify the Company by phone or in writing. The Company may discontinue or limit this privilege at any time.

☐ I authorize the Company to act upon reallocation instructions given by my producer(s) or a nonregistered individual named below.

To provide a nonregistered individual with reallocation authorization, please complete the following. If the individual's Social Security number is not provided, the individual will not be authorized.

Name ______________________________ SSN/TIN ________________

Name ______________________________ SSN/TIN ________________

8. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES

To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899.

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, Washington, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

9. ACKNOWLEDGEMENTS AND SIGNATURES *(Please read carefully.)*

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN "GOOD ORDER."

REPLACEMENT

If either question below is answered "Yes," you must complete any state-required replacement forms, as applicable, and submit them with this application.

1. Do you currently have any existing individual life insurance policies or annuity contracts? *(If "Yes," complete the state-required replacement form(s) and provide details below.)* . . . . . . ☐ Yes ☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? *(If "Yes," complete the state-required replacement form(s) and provide details below.)* . . . . . . ☐ Yes ☐ No

Company ______________________ Policy/Contract # ______________________

Company ______________________ Policy/Contract # ______________________

CALIFORNIA-SPECIFIC DIRECTION AUTHORIZATION DURING THE FREE-LOOK PERIOD

For owners and annuitants age 60 and over who reside in California.

Under California law, there is a 30-day free-look period of your contract. The amount that will be returned to you if you cancel your contract during this 30-day period will depend on the election below, which designates where your payments will be allocated during the free-look period. Please check one of the following boxes.

☐ Invest immediately in the variable investment options elected in Section 11. If my contract is cancelled within 30 days, the contract value, which may be less than the premiums paid for the contract, will be returned to me.

☐ Allocate my payment to the ING Liquid Assets portfolio for a period of 35 calendar days. On the 35th day (or next business day) transfer my contract value to the investment selections elected in Section 11. If I cancel my contract within the 30-day free-look period, any payments will be returned.

If you do not check one of these boxes, we will allocate your payment to the ING Liquid Assets portfolio.

SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. My signature also indicates that all statements and answers in this form, which include my allocation instructions indicated in Section 11, are complete and true to the best of my knowledge and belief and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.

I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable investment choices, and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

TAXPAYER CERTIFICATION

Under penalties of perjury, I the undersigned certifies that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ______________________________

Signed at *(city, state)* ______________________ Date ____________

Joint Owner Signature *(if applicable)* ______________________________

Signed at *(city, state)* ______________________ Date ____________

Annuitant Signature *(if other than owner)* ______________________________

Annuitant Signature *(if other than owner)* ______________________________

10. PRODUCER INFORMATION

☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of
the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return
it with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts? . . . . ☐ Yes ☐ No

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? . . ☐ Yes ☐ No

If either of the questions above is answered "Yes," the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.

If your state has adopted the NAIC Model Replacement Regulation or other state-specific replacement regulations, did you remember to do the following?

- Provide required replacement notice to the applicant and offer to read it aloud.
- Complete required, state-specific paperwork.

NOTE: *If any questions in this section or in the Replacement section are answered "Yes," the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.*

Compensation Alternative *(Select one. Please verify with your broker-dealer that the option you select is available.)*

☐ A ☐ B ☐ C ☐ D ☐ E

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must
total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.

By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and
a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; and 5) no promises were made about the future value of any contract elements that are not guaranteed.
(This includes any expected future index gains that may apply to this contract.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN "GOOD ORDER."

Primary Producer: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________

Broker-Dealer Branch ______________________

Producer #2: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________

Broker-Dealer Branch ______________________

Producer #3: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________

Broker-Dealer Branch ______________________

Broker-Dealer Use Only: Team Name ______________________ Team ID ______________________

11. ALLOCATION SELECTION

INITIAL PURCHASE ALLOCATION AND DOLLAR COST AVERAGING (Enter allocations in whole percentages. Allocations must total 100%.)

The available share class is subject to distribution and service (12b-1) fees. Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from ING Liquid Assets and the fixed investments.

To elect an optional dollar cost averaging (DCA) transfer program, allocate money to either 6-Month DCA, 12-Month DCA, or ING Liquid Assets, and indicate the funds to which the DCA will go to by writing percentages in the column below.

☐ 6-Month DCA[1]   ING Liquid Assets[1]

☐ 12-Month DCA[1]   ☐ $_____ OR _____% per month until the account is depleted

☐ $_____ OR _____% per month for: ☐ 3 months ☐ 6 months ☐ 9 months ☐ 12 months ☐ Other ____

Please indicate initial allocation below.

[1]The minimum monthly DCA transfer is $100. DCA does not ensure a profit or guarantee against loss in a declining market.

IF YOU DO NOT ELECT ING LIFEPAY PLUS OR ING JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MAY ALLOCATE WITHOUT RESTRICTION.

IF YOU ELECT ING LIFEPAY PLUS OR ING JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MUST MEET ONE OF THE FOLLOWING ALLOCATION REQUIREMENTS:

Option 1: You may allocate entirely among Category A (Accepted Funds) without restriction.

Option 2: You may elect not to allocate any account value to Category A (Accepted Funds) and allocate entirely among Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds) and Category C (Other Funds). However, you must invest at least 30% of the account value in Category B.

Option 3: You may allocate among a combination of Category A (Accepted Funds), Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds), and Category C (Other Funds). However, at least 30% of the account value not invested in Category A must be invested in Category B.

Category A (Accepted Funds)

	Initial Purchase Allocation	Target DCA Instructions
BlackRock Global Allocation V.I.	______%	______%
ING American Funds Asset Allocation	______%	______%
ING American Funds World Allocation	______%	______%
ING LifeStyle Conservative	______%	______%
ING LifeStyle Growth	______%	______%
ING LifeStyle Moderate	______%	______%
ING LifeStyle Moderate Growth	______%	______%
ING Liquid Assets	______%	______%
ING MFS Total Return	______%	______%
ING Oppenheimer Active Allocation	______%	______%
ING Russell Global Large Cap Index 75%	______%	______%
ING T. Rowe Price Capital Appreciation	______%	______%
ING Van Kampen Equity & Income	______%	______%
ING Van Kampen Global Tactical Asset Allocation	______%	______%
6-Month DCA[3]	______%	N/A
12-Month DCA[3]	______%	N/A
____ Year Fixed[3]	______%	N/A
____ Year Fixed[3]	______%	N/A

[3]Not available in California, Illinois, Maryland, Minnesota, North Dakota, Oregon and Washington.

Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds)

	Initial Purchase Allocation	Target DCA Instructions
ING American Funds Bond	______%	______%
ING BlackRock Inflation Protected Bond	______%	______%
ING Intermediate Bond	______%	______%

Category C (Other Funds)

Initial Purchase Allocation | Target DCA Instructions

ING American Funds Growth ______%
______% ING American Funds Growth-Income ______%
______% ING American Funds International ______%
______% ING Artio Foreign ______%
______% ING Baron Small Cap Growth ______%
______% ING BlackRock Large Cap Growth ______%
______% ING BlackRock Science and Technology Opportunities
______% ______% ING Clarion Global Real Estate
______%
______% ING Clarion Real Estate ______%
______% ING Davis New York Venture ______%
______% ING Evergreen Health Sciences ______%
______% ING Evergreen Omega ______%
______% ING FMR(SM) Diversified Mid Cap ______%
______% ING Focus 5 ______%
______% ING Franklin Income ______%
______% ING Franklin Mutual Shares ______%
______% ING Franklin Templeton Founding Strategy
______% ______% ING Global Equity Option ______%
______% ING Global Resources ______%
______% ING Growth and Income ______%
______% ING Hang Seng Index ______%
______% ING International Index ______%
______% ING JPMorgan Emerging Markets Equity
______% ______% ING JPMorgan Mid Cap Value
______%
______% ING JPMorgan Small Cap Core Equity
______%
______% ING LifeStyle Aggressive Growth ______%
______%

Initial Purchase Allocation | Target DCA Instructions

ING Marsico Growth ______%
______% ING MFS Utilities ______%
______% ING MidCap Opportunities ______%
______% ING Multi-Manager International Small Cap Equity
______% ______% ING Pioneer Fund ______%
______% ING Pioneer Mid Cap Value ______%
______% ING Russell Large Cap Growth Index ______%
______% ING Russell Large Cap Index ______%
______% ING Russell Large Cap Value Index ______%
______% ING Russell Mid Cap Growth Index ______%
______% ING Russell Mid Cap Index ______%
______% ING Russell Small Cap Index ______%
______% ING Small Company ______%
______% ING T. Rowe Price Equity Income ______%
______% ING T. Rowe Price Growth Equity ______%
______% ING Templeton Foreign Equity ______%
______% ING Templeton Global Growth ______%
______% ING Van Kampen Comstock ______%
______% ING Van Kampen Global Franchise ______%
______% ING Van Kampen Growth and Income ______%
______% ING Wells Fargo Small Cap Disciplined
______%
______% ING WisdomTree(SM) Global High Yielding Equity Index
______% ______%